UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (Amendment No.       )

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K2M GROUP HOLDINGS, INC.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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K2M GROUP HOLDINGS, INC.
751 MILLER DRIVE SE
LEESBURG, VIRGINIA 20175
April 29, 2015
Dear K2M Stockholder:
You are cordially invited to attend the 2015 Annual Meeting of Stockholders of K2M Group Holdings, Inc. to be held on June 16, 2015, beginning at 8:00 A.M. Eastern local time, at Lansdowne Resort located at 44050 Woodridge Parkway, Leesburg, VA 20176. Proxy materials, which include a Notice of the Internet Availability of Proxy Materials, proxy statement and proxy card, are enclosed with this letter. The enclosed proxy statement is first being mailed to stockholders of K2M Group Holdings, Inc. on or about May 1, 2015. We have also enclosed our 2014 Annual Report.

At the Annual Meeting, you will be asked to consider and vote:

(1)
To elect as Class I directors to hold office until the 2018 Annual Meeting of Stockholders, the following nominees recommended by the Board of Directors: Paul Queally, Raymond Ranelli and Eric D. Major;

(2)	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015; and

(3)	To conduct any other business properly brought before the meeting.

Our Board of Directors unanimously recommends that you (i) approve the election of the individuals nominated to serve as Class I directors and (ii) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.

Your vote is important to us and our business. Even if you plan to attend the meeting, you are requested to sign, date and return the proxy card in the enclosed envelope or to vote by Internet or telephone pursuant to the instructions set forth in the enclosed proxy statement. If you would like to attend the Annual Meeting and your stock is not registered in your own name, please ask the broker, bank or other nominee that holds the stock to provide you with evidence of your stock ownership.

We appreciate your continued support of K2M Group Holdings, Inc. and look forward to either greeting you personally at the meeting or receiving your proxy.
Sincerely,
Eric D. Major
President and Chief Executive Officer

K2M Group Holdings, Inc.
751 Miller Drive SE
Leesburg, Virginia 20175
NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

The 2015 Annual Meeting of Stockholders of K2M Group Holdings, Inc. will be held at 8:00 A.M. Eastern local time on June 16, 2015, at Lansdowne Resort located at 44050 Woodridge Parkway, Leesburg, VA 20176 for the following purposes:

(1)
To elect as Class I directors to hold office until the 2018 Annual Meeting of Stockholders, the following nominees recommended by the board of directors: Paul Queally, Raymond Ranelli and Eric D. Major;

(2)	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015; and

(3)	To conduct any other business properly brought before the meeting.

Only stockholders of record at the close of business on April 20, 2015 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. A list of such stockholders will be open to examination, during regular business hours, by any stockholders for at least ten days prior to the Annual Meeting at our offices at 751 Miller Drive SE, Leesburg, Virginia 20175. Stockholders holding at least a majority of the outstanding shares of our common stock are required to be present or represented by proxy at the Annual Meeting to constitute a quorum.

YOUR VOTE IS IMPORTANT
You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, you are requested to read the enclosed proxy statement and to vote by mail by marking, signing, dating and returning the accompanying proxy as soon as possible or by Internet or telephone pursuant to the instructions set forth in the proxy statement. If you do attend the meeting and prefer to vote in person, you may do so.

If you hold your shares in “street name,” your broker, bank or other nominee cannot vote your shares on your behalf with respect to the election of the nominee for director until it receives your voting instructions. If you do not provide voting instructions over the Internet, by telephone or by returning a voting instruction form, your shares will not be voted with respect to those matters, except that if your shares are held by a broker, your broker may vote shares on your behalf on Proposal 2 without instruction but not on Proposal 1. If you would like to attend the Annual Meeting and your shares are not registered in your own name, please ask the broker, trust, bank or other nominee that holds the stock to provide you with evidence of your stock ownership.

By Order of the Board of Directors,
Luke Miller
Senior Vice President and General Counsel, Secretary
K2M Group Holdings, Inc.
April 29, 2015
Leesburg, VA

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders
to Be Held on June 16, 2015.
The proxy statement and annual report to stockholders are available at www.proxyvote.com.

Proxy Statement for the
2015 Annual Meeting of Stockholders of
K2M Group Holdings
To Be Held on June 16, 2015

K2M Group Holdings, Inc.
751 Miller Drive SE
Leesburg, Virginia 20175

PROXY STATEMENT
FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 16, 2015

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

This proxy statement and the enclosed form of proxy are furnished in connection with solicitation of proxies by our Board of Directors for use at the 2015 Annual Meeting of Stockholders to be held on June 16, 2015, and any adjournments or postponements thereof. The Annual Meeting will be held at Lansdowne Resort located at 44050 Woodridge Parkway, Leesburg, VA 20176 on June 16, 2015 at 8:00 A.M. Eastern local time.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You are encouraged to read this entire proxy statement carefully before deciding how to vote.

Unless otherwise indicated, the terms “company,” “K2M,” “we,” “our,” and “us” are used in this proxy statement to refer to K2M Group Holdings, Inc. together with its subsidiaries. The terms “Board” and “Board of Directors” refer to our Board of Directors. Welsh, Carson, Anderson & Stowe XI, L.P. and certain of its affiliated funds are herein referred to as “WCAS” or “our Sponsor.” WCAS, together with the other owners of K2M Group Holdings, Inc. prior to our May 2014 initial public offering, are collectively referred to as our “pre-IPO owners.”

What is a proxy statement and what is a proxy?

A proxy statement is a document that Securities and Exchange Commission (the “SEC”) regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote the stock you own. This other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated our Senior Vice President and General Counsel, Secretary and Chief Financial Officer as proxies or proxy holders for the Annual Meeting.

What is the Notice of Internet Availability of Proxy Materials that I received instead of complete proxy materials?

SEC rules allow companies to furnish proxy materials, including this proxy statement and our Annual Report, by providing access to these documents on the Internet instead of mailing printed copies of our proxy materials to stockholders. Most stockholders have received a Notice of Internet Availability of Proxy Materials (the “Notice”), which provides instructions for accessing proxy materials on a website or for requesting electronic or printed copies of the proxy materials.

If you want a paper copy of the proxy materials for the Annual Meeting and for all future meetings, please follow the instructions in the Notice for requesting such materials. The electronic delivery option lowers costs and reduces the environmental impact of printing and distributing the materials.

How can I access the proxy materials over the Internet?

You may view and also download our proxy materials, including our 2014 Annual Report on Form 10-K, at www.proxyvote.com. Please see the instructions below regarding how to submit your vote.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 39,655,132 shares of common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate their votes in the election of directors.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date, your shares were registered directly in your name with our transfer agent, Wells Fargo Bank, N.A., Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted if you later decide not to attend the meeting.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank (“Street Name”)

If on the Record Date, your shares were held in an account at a broker, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and our proxy materials are being forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a “legal” proxy through your broker or other agent. If you request a printed copy of the proxy materials by mail, your broker or other agent should provide a voting instruction card for you to use.

What am I being asked to vote on?

There are two proposals scheduled to be voted on at the meeting:

•	Election of Paul Queally, Raymond Ranelli and Eric D. Major as Class I directors to hold office for a three-year term; and

•	Ratification of the appointment of Ernst & Young LLP as K2M’s independent registered public accounting firm for fiscal 2015.

How does the Board recommend that I vote?

The Board of Directors unanimously recommends that all stockholders vote:

•	FOR the election of Paul Queally, Raymond Ranelli and Eric D. Major as Class I directors to hold office for a three-year term; and

•	FOR the ratification of the appointment of Ernst & Young LLP as K2M’s independent registered public accounting firm for the fiscal year 2015.

What if another matter is properly brought before the meeting?

We will consider other business that properly comes before the meeting in accordance with Delaware law and our Amended and Restated Bylaws (the “Bylaws”). As of the date of this Proxy Statement, the Board did not know of any other matters to be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How are votes counted?

With respect to the election of directors (Proposal No. 1), you may vote “FOR” or “WITHHOLD” with respect to each nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have the same effect as an abstention. Votes that are withheld will not have any effect on the outcome of the election of directors. Broker non-votes will have no effect on the outcome of Proposal No. 1.
You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015 (Proposal No. 2). For Proposal No. 2, abstentions will have the effect of a vote “against” the proposal.
If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee listed herein, and “FOR” the other proposal as recommended by the Board and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon.

How do I vote?

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, over the Internet, by telephone or by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted in accordance with your wishes should you later decide not to attend the meeting. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and you will receive a ballot when you arrive.

•
If you received printed proxy materials, you may submit your proxy by completing, signing and dating the proxy card and returning it promptly in the envelope provided. Mailed proxy cards must be received no later than June 15, 2015 to be counted. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To submit your proxy by telephone or the Internet, please follow the instructions provided on the proxy card. Your vote must be received by 11:59 p.m., Eastern time on June 15, 2015 to be counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank (“Street Name”)

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a notice containing voting instructions from that organization. Simply follow the voting instructions in those materials to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a “legal” proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

What do I need to do to attend the Annual Meeting?

If you are a registered stockholder on the Record Date, you are invited to attend the Annual Meeting. If you would like to attend the Annual Meeting and your shares are held in “street name,” please ask the broker, bank or other nominee that holds the stock to provide you with evidence of your stock ownership. You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

In order to enter the Annual Meeting, you must present a form of photo identification acceptable to us, such as a valid driver’s license or passport.

How many votes do I have?

On each matter to be voted upon, each stockholder will have one vote for each share of common stock owned by that stockholder as of the Record Date for the 2015 Annual Meeting of Stockholders.

Who will count the vote?
Representatives of Broadridge will tabulate the votes, and representatives of K2M will act as inspectors of election.
What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by Internet, telephone, completing your proxy card or in person at the Annual Meeting, your shares will not be voted and your shares will not be counted as “present” for purposes of determining whether a quorum is present at the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank (“Street Name”)

If you are a beneficial owner and do not instruct your broker, bank or other nominee how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is a “routine” matter. Brokers and other nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.

Under the rules and interpretations of NASDAQ, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and certain corporate governance proposals, even if supported by management. Accordingly, your broker or nominee may not vote your shares on Proposal 1 without your instructions. Your broker or nominee may vote your shares on Proposal 2, as the ratification of our independent registered public accounting firm is considered a “routine” matter under NASDAQ rules.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine” by NASDAQ rules and regulations. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of NASDAQ, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals and elections of directors (even if not contested). Proposal 1 is a “non-routine” matter and Proposal 2 is a “routine” matter under NASDAQ rules.

How many votes are needed to approve each proposal?

•
For Proposal No. 1, the election of directors, the nominees receiving the most “FOR” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Votes may be cast in favor of or withheld with respect to the director nominee. Broker non-votes, if any, will not be counted in determining the number of votes cast and will have no effect on the election of directors.

•
To be approved, Proposal No. 2, ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015, must receive the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as a vote “against” the proposal. Broker non-votes will not be counted in determining the number of votes cast and will have no effect on the approval of this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares of our common stock entitled to vote are present at the Annual Meeting, either in person or by proxy. On the Record Date, there were 39,655,132 shares of common stock outstanding and entitled to vote. Abstentions, withheld votes and broker non-votes are counted for determining whether a quorum is present. If there is no quorum, the chairperson or the holders of a majority of shares present in person or represented by proxy and entitled to vote may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results are expected to be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form
8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, although we will reimburse them for their reasonable out-of-pocket expenses. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. You should complete each of the proxy cards to ensure that all of your shares are voted.

You may consider registering all of your brokerage accounts in the same name and address for better service. If you wish to do so, you should contact your broker, bank or nominee for more information. Additionally, our transfer agent, Wells Fargo Bank, N.A., Shareowner Services, can assist you if you want to consolidate multiple accounts registered in your name by contacting our transfer agent at 1-800-468-9716.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before it is exercised. If you voted by Internet, telephone or mail and are a shareholder of record, you may change your vote and revoke your proxy by:

•	delivering written notice of revocation to Luke Miller, Secretary, provided such statement is received no later than June 15, 2015;

•	voting again by Internet or telephone at a later time but before 11:59 p.m. Eastern Time on June 15, 2015;

•	submitting a properly signed proxy card with a later date that is received no later than June 15, 2015; or

•	revoking your proxy and voting in person at the 2015 Annual Meeting.

If you hold your shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the 2015 Annual Meeting if you obtain a signed proxy from the record holder (bank, broker or other nominee) giving you the right to vote the shares. Please note that attendance at the 2015 Annual Meeting will not by itself revoke a proxy.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials pursuant to Rule 14a‑8, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), your proposal must be submitted in writing by January 2, 2016 to our Senior Vice President and General Counsel at 751 Miller Drive SE, Leesburg, Virginia 20175, and must comply with all applicable requirements of Rule 14a‑8.

Our Bylaws provide that nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Company’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or any authorized committee thereof or (c) by any stockholder of the Company who is entitled to vote at the meeting, who has complied with the notice procedures set forth in the Bylaws and who was a stockholder of record at the time such notice is delivered to the Secretary of the Company. To be timely for our 2016 Annual Meeting of Stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than February 17, 2016; and

•	not later than the close of business on March 18, 2016.

Whom should I contact if I have additional questions or would like additional copies of the proxy materials?

If you would like additional copies of this proxy statement (which copies will be provided to you without charge) or if you have questions, including the procedures for voting your shares, you should refer to the instructions on the Notice, or you can request materials at www.proxyvote.com.

JOBS Act Explanatory Note

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) December 31, 2018; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the last day of the first fiscal year in which we are deemed to be a large accelerated filer under the rules of the SEC.

PROPOSAL 1

ELECTION OF DIRECTORS

Composition of Our Board of Directors

Our Board of Directors currently consists of nine members. In accordance with our Amended and Restated Certificate of Incorporation and our Bylaws, our Board of Directors is divided into three classes, Class I, Class II and Class III, with each class containing, as nearly as possible, one-third of the total number of directors serving staggered three-year terms. Directors in a particular class are elected for three-year terms at the annual meeting of stockholders in the year in which their terms expire. The classification of our Board of Directors may have the effect of delaying or preventing changes in our management or a change in control of our company.

The authorized number of directors may be changed only by our Board of Directors. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, serves for the remainder of the full term of that class or until the director’s successor is duly elected and qualified. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Our Amended Restated Certificate of Incorporation provides that directors may be removed with or without cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote thereon, voting together as a single class; provided, however, at any time when our Sponsor and its affiliates beneficially own, in the aggregate, less than 50 percent in voting power of the stock of the Company entitled to vote generally in the election of directors, directors may only be removed for cause, and only by the affirmative vote of holders of at least 66 2/3 percent in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class.

The following table sets forth the names and certain other information for the nominees for election as directors and for each of the continuing members of the Board of Directors as of the date of this proxy statement. Key biographical information for each of these individuals is set forth below.

	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for which Nominated
Daniel Pelak(1)(3)(4)	III	63	Chairman of the Board	2010	2017	N/A
Eric D. Major	I	45	President, CEO and Director	2004	2015	2018
John P. Kostuik, M.D.(1)	II	77	Chief Medical Officer and Director	2004	2016	N/A
Paul Queally(3)(4)	I	51	Director	2010	2015	2018
Raymond A. Ranelli(2)	I	67	Director	2011	2015	2018
Sean Traynor	II	46	Director	2010	2016	N/A
Brett P. Brodnax(1)	II	50	Director	2011	2016	N/A
Carlos A. Ferrer(1)(2)	III	61	Director	2010	2017	N/A
Michael A. Turpin(2)	III	53	Director	2015	2017	N/A
_____________________
(1)    Member of our Compliance Committee.
(2)    Member of our Audit Committee.
(3)    Member of our Compensation Committee.
(4) Member of our Nominating and Corporate Governance Committee.

Class I Director Nominees
Eric D. Major, 45, has served as President, Chief Executive Officer and a member of our Board of Directors since January 2004, and is a co-founder of the Company. Mr. Major previously co-founded and served as the President and Chief Executive Officer of American OsteoMedix Corp., or AOM, a minimally invasive spinal device company that was acquired by Interpore Cross International in 2001. Following the sale of AOM, Mr. Major served as President of the Minimally Invasive Division for Interpore Cross International (now a Biomet company) until 2002. Prior to co-founding AOM, Mr. Major served in several sales/marketing, strategic and product development capacities with various spinal companies including Acromed Spine Inc. (now a Johnson & Johnson company) and Synthes Spine, Inc.

Mr. Major has over 20 years of experience in the spine industry and was the 2010 recipient of the Entrepreneur of the Year Award for Emerging Technologies in the Greater Washington, D.C. region. Mr. Major is a member of the AdvaMed CEO Advisory Council and is active in the local community, serving on the Loudon Small Business Development Center Board of Directors, as well as the Board of Trustees for the Westmoreland Davis Memorial Foundation, Inc., a local historic preservation organization. Mr. Major holds a B.S. from James Madison University and is a member of the JMU College of Business Executive Advisory Council. Mr. Major was selected to serve as a director because of his valuable perspective and experience as President, Chief Executive Officer and co-founder of the company, as well as his leadership skills, industry expertise and knowledge and dedication to our mission.
Paul B. Queally, 51, has served as a member of our Board of Directors and Chairman of our Compensation Committee since 2010, and is also a member of our Nominating and Corporate Governance Committee. Mr. Queally is Co-President of WCAS and a member of its Executive Committee and Management Committee, with a focus on investments in the healthcare industry. Prior to joining WCAS in 1996, Mr. Queally was a general partner at the Sprout Group, which was the private equity arm of Donaldson, Lufkin & Jenrette Securities Corporation. Mr. Queally is a board member of United Surgical Partners International, or USPI, Valeritas, Aptuit, Inc., Springstone and Aspen UK. Mr. Queally also serves as Chairman of the compensation committees of Valeritas, Inc. and USPI. Mr. Queally holds a B.A. from the University of Richmond, where he is a member of the Board of Trustees, and an M.B.A. from Columbia University. Mr. Queally was selected to serve as a director because of his affiliation with WCAS, his significant experience working with companies controlled by private equity sponsors, particularly in the healthcare industry, his experience with healthcare investing and his extensive financial background.
Raymond A. Ranelli, 67, has served as a member of our Board of Directors and Chairman of our Audit Committee since 2011. Mr. Ranelli retired from PricewaterhouseCoopers, or PwC, in 2003 where he was a partner for over 21 years. Mr. Ranelli held several positions at PwC including Audit Partner, Transaction Services Partner, Managing Partner of the Washington D.C. Regional Offices and Vice Chairman and Global Leader of the Financial Advisory Services practice with operations in 20 countries. Since retiring from PwC in 2003, Mr. Ranelli has served as a consultant for several different companies, including WCAS, between 2009 and 2014. Mr. Ranelli has served as chairman on several audit committees, both public and private, and currently serves on the audit committee and compliance committee of USPI. Mr. Ranelli has held executive positions in several charitable and community organizations and has received Lifetime Achievement Awards from the Leukemia and the National Kidney Associations. Mr. Ranelli holds a B.S. in accounting from Virginia Commonwealth University. Mr. Ranelli was selected to serve as a director because of his financial and accounting skills and expertise, as well as, his experience as a director of several private and public companies.

Class II Directors
Sean M. Traynor, 46, has served as a member of our Board of Directors since 2010. Mr. Traynor currently serves as a member on the board of directors of Universal American Financial Corporation, National Dentex, NaviHealth, Oxford Financial and Valeritas, Inc. Mr. Traynor also serves on the compensation committee for Universal American Financial Corporation and National Dentex. Since 1999, Mr. Traynor has been an investment professional at WCAS, and is currently a general partner, where he focuses on investments in the healthcare industry. Prior to joining WCAS, Mr. Traynor worked from 1994 to 1996 in the healthcare and financial services investment banking groups at BT Alex Brown. From 1991 to 1994 Mr. Traynor served as an associate and senior associate with Coopers & Lybrand LLP (now PwC). Mr. Traynor holds a B.S. from Villanova University and an M.B.A. with distinction from the Wharton School of Business. Mr. Traynor was selected to serve as a director because of his affiliation with WCAS, his significant experience working with companies controlled by private equity sponsors, particularly in the healthcare industry, his experience with healthcare investing and his extensive financial background
John P. Kostuik, M.D., 77, is a co-founder of the Company and has served as Chief Medical Officer and a member of our Board of Directors since January 2004. In addition, he served as the Chairman of our Board of Directors from 2004 to 2009.

Dr. Kostuik was a recognized leader in orthopedic surgery for over 40 years. From 1991 to 2003, he served as the Chief of Spine Surgery at Johns Hopkins School of Medicine and he is generally recognized as a leading teacher, surgeon and authority on spinal disorders. Dr. Kostuik is a founder, member and past president of the North American Spine Society. He is a past president of the Scoliosis Research Society and an Honorary Fellow of the Belgium and Japanese Orthopaedic Societies. Dr. Kostuik has published more than 150 scientific articles, lectured in 38 countries and taught 150 fellows from ten countries. Dr. Kostuik holds an undergraduate degree and an M.D. from Queen’s University in Kingston, Ontario, completed post-graduate surgical training at the University of Toronto and is a Fellow of the Royal College of Surgeons of Canada in Orthopedics. Dr. Kostuik was selected to serve as a director because of his valuable perspective and experience as Chief Medical Officer and a co-founder of the Company and as a former academic surgeon, as well as his leadership and reputation within the global spine surgery community, medical expertise and industry knowledge.
Brett P. Brodnax, 50, has served as a member of our Board of Directors since September 2011. Mr. Brodnax is the President and Chief Development Officer of USPI. Before joining USPI in 1999, he was an executive with the Baylor Health Care System in Dallas, where he gained extensive experience creating physician and hospital partnerships and developing surgical facilities. Mr. Brodnax holds a B.S. and M.S. in Industrial Engineering from Texas A&M University and an M.B.A. from the University of Texas at Dallas. Mr. Brodnax has served on a number of boards, including the board of Ameripath, Inc. Mr. Brodnax was selected to serve as a director because of his experience as an executive in the healthcare industry and as a director on the boards of a number of other healthcare companies.

Class III Directors
Daniel A. Pelak, 63, has served as Chairman of the Board and Chairman of the Compliance Committee since 2010 and is also a member of our Nominating and Corporate Governance Committee. Mr. Pelak has over 30 years of experience as a senior executive in the medical technology industry. He has served as a Senior Industry Executive with WCAS focusing on healthcare investments since November 2008. He was previously the Chief Executive Officer of Inner Pulse, a privately held medical device company, from September 2005 to July 2008. Before joining InnerPulse, he was the Chief Executive Officer of Closure Medical Corporation, a publicly traded global leader in the development and manufacture of biomaterial-based medical adhesives, from 2002 until its acquisition by Johnson & Johnson in 2005. He began his industry career at Medtronic, Inc., or Medtronic, where he was employed from 1976 to 2002. His executive assignments at Medtronic included Vice President of U.S. Marketing, and later in his career, the worldwide responsibility for three different operating divisions as the Vice President and General Manager. Mr. Pelak is also the Chairman of Valeritas, Inc. and serves on the board of directors of the Spectranetics Corporation, Vertos Medical, Inc. and Mardil, Inc. Mr. Pelak holds a B.S. from the Pennsylvania State University. Mr. Pelak was selected to serve as a director because of his affiliation with WCAS, his experience as an executive in the healthcare industry, his significant experience working with companies controlled by private equity sponsors, particularly in the healthcare industry, his experience with healthcare investing and his extensive financial background.

Carlos A. Ferrer, 61, has served as a member of our Board of Directors since September 2010. Mr. Ferrer is a founding member of Ferrer Freeman & Company, LLC, or FFC, and Peloton Equity, LLC. Prior to co-founding FFC in 1995, Mr. Ferrer spent 17 years at The First Boston Corporation and its successor, Credit Suisse First Boston, where he started their healthcare investment banking group. He has served on the board of directors of many FFC portfolio companies and currently participates as director on the boards of AgaMatrix, Inc., Arcadia Healthcare Solutions LLC, Ardent Health Services, LLC, and Medical Depot, Inc, and is a Trustee of the Cancer Research Institute. He graduated from Princeton University in 1976. Mr. Ferrer was selected to serve as a director because of his affiliation with FFC, his experience with healthcare investing and his extensive financial background.

Michael A. Turpin, 53, has served on our Board of Directors since 2015 and is also a member of our Audit Committee.  Mr. Turpin is the Executive Vice President, Employee Benefits for USI Insurance Services, a US-based employee benefits and risk management brokerage and consulting company.  Prior to joining USI Insurance Services in 2008, Mr. Turpin was the Northeast Regional CEO and U.S. President of Key Accounts at United Healthcare, as well as a Worldwide Partner/Managing Director with Marsh & McLennan.  Mr. Turpin holds a B.A. from Claremont McKenna College. Mr. Turpin was selected to serve as a director because of his experience as an executive in the healthcare industry and his employee benefits, healthcare insurance and consulting knowledge.

Vote Required and Board Recommendation

Nominees to serve as Class I directors will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting.

The directors elected at the Annual Meeting will hold office until the 2018 annual meeting of shareholders and until their successors are duly elected and qualified. Unless otherwise instructed, the persons named in the form of proxy card (the “proxyholders”) attached to this proxy statement, as filed with the SEC, intend to vote the proxies held by them for the election of Messrs. Queally, Ranelli and Major to serve as Class I Directors. The proxies cannot be voted for more than three candidates for director. The Board of Directors knows of no reason why these nominees should be unable or unwilling to serve, but if that should be the case, proxies received will be voted for the election of such other persons, if any, as the Board of Directors may designate. If you hold your shares in street name and you do not give voting instructions to your broker, your broker will leave your shares unvoted on this matter.

Our Board of Directors recommends that you vote “FOR” the election of Messrs. Queally, Ranelli and Major to serve as Class I Directors.

INFORMATION ABOUT OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Independence

We completed our initial public offering (“IPO”) in May 2014, and our common stock trades on the NASDAQ Global Select Market (“NASDAQ”). Under NASDAQ rules, independent directors must comprise a majority of a listed company’s Board of Directors within twelve months from the date of listing. In addition, NASDAQ rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent within twelve months from the date of listing. Audit Committee members must also satisfy additional independence criteria, including those set forth in Rule 10A-3 promulgated under the Exchange Act. Under NASDAQ rules, a director will qualify as an “independent director” only if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board of Directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries, other than compensation for board service; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Director Independence

Our Board of Directors has undertaken a review of its composition and that of its committees, as well as, the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board of Directors has determined that each of Messrs. Ranelli, Ferrer, Pelak, Queally, Traynor and Turpin are “independent” in accordance with the rules of NASDAQ and under the Exchange Act.

Board Leadership Structure
Board Composition
Our Board of Directors consists of nine members. In accordance with our certificate of incorporation, our Board of Directors is divided into three classes with staggered three-year terms. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our directors are divided among the three classes as follows:

•	The Class I directors are Messrs. Queally, Ranelli and Major, and their terms will expire at the annual meeting of stockholders to be held in 2015;

•	The Class II directors are Messrs. Traynor, Kostuik and Brodnax, and their terms will expire at the annual meeting of stockholders to be held in 2016; and

•	The Class III directors are Messrs. Pelak, Ferrer and Turpin, and their terms will expire at the annual meeting of stockholders to be held in 2017.

We expect that additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.
Committees of our Board of Directors
The standing committees of our Board of Directors consist of an Audit Committee, a Nominating and Corporate Governance Committee, a Compensation Committee and a Compliance Committee.
Our President and Chief Executive Officer and other executive officers regularly report to the non-executive directors and the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation Committee and the Compliance Committee to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. We believe that the leadership structure of our Board of Directors provides appropriate risk oversight of our activities.

Audit Committee

We have an Audit Committee, consisting of Mr. Ranelli, who serves as the Chair, and Messrs. Ferrer and Turpin. Messrs. Ranelli, Ferrer and Turpin qualify as independent directors under NASDAQ corporate governance standards and the independence requirements of Rule 10A-3 of the Exchange Act. Our Board of Directors has determined that Mr. Ranelli qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K.

The purpose of the Audit Committee is to prepare the audit committee report required by the SEC to be included in our proxy statement and to assist our Board of Directors in overseeing and monitoring (1) the quality and integrity of our financial statements (including the effectiveness of internal control over financial reporting), (2) our compliance with legal and regulatory requirements and (3) our independent registered public accounting firm’s qualifications, performance and independence.

Our Board of Directors has adopted a written charter for the Audit Committee, which may be found at www.k2m.com under Investor Relations: Corporate Governance.

Nominating and Corporate Governance Committee

We have a Nominating and Corporate Governance Committee, which consists of Messrs. Pelak and Queally. Our Nominating and Corporate Governance Committee was formed in March 2015. Prior to its formation, the Board was responsible for nominating directors and overseeing the Company's corporate governance policies.

The duties and responsibilities of the Nominating and Corporate Governance Committee are set forth in its charter, which may be found at www.k2m.com under Investor Relations: Corporate Governance, and include the following:

•	establishing the criteria for the selection of new directors;

•	identifying and recommending to the Board individuals to be nominated as directors;

•	evaluating candidates for nomination to the Board, including those recommended by stockholders;

•	conducting all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates;

•	considering questions of independence and possible conflicts of interest of members of the Board and executive officers;

•	reviewing and recommending the composition and size of the Board;

•	overseeing the annual evaluation of the Board and management;

•	recommending the members of the Board to serve on the committees of the Board and, where appropriate, recommending the removal of any member of any of the committees; and

•	periodically reviewing the charter, composition and performance of each committee of the Board and recommending to the Board the creation or elimination of committees.

Compensation Committee

We have a Compensation Committee, consisting of Mr. Queally, who serves as the Chair, and Mr. Pelak.

The purpose of the Compensation Committee is to assist our Board of Directors in discharging its responsibilities relating to:

•	setting our compensation program and compensation of our executive officers and directors; and

•	monitoring our incentive and equity-based compensation plans.

The duties and responsibilities of the Compensation Committee are set forth in its charter, which may be found at www.k2m.com under Investor Relations: Corporate Governance.

The charter of the Compensation Committee permits the committee to delegate any or all of its authority to one or more subcommittees and to delegate to one or more of our officers, other than any Section 16 officer, the authority to make awards under our incentive compensation or other equity-based plan, subject to compliance with the plan and the laws of our state of jurisdiction. In addition, the Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable.

The Compensation Committee has engaged Exequity to provide compensation consulting to the Committee. Exequity provides the Compensation Committee with customized information and advice related to cash and equity compensation for the Board of Directors and Section 16 executive officers. These services include, but are not limited to: establishment of peer companies for benchmarking, pay analysis, equity comparisons, pay trends, analysis and recommendations on compensation changes. Exequity reviews the peer benchmarking group annually and may make recommendations for replacement where a company has been acquired or merged. Exequity also periodically reviews director compensation.

Our Board of Directors has determined that Messrs. Queally and Pelak qualify as independent members of the Compensation Committee under the applicable NASDAQ Listing Rules, our Corporate Governance Guidelines and our Compensation Committee Charter.

Compliance Committee

We have a Compliance Committee, consisting of Mr. Pelak, who serves as the Chair, Dr. Kostuik, Mr. Ferrer and Mr. Brodnax. The purpose of our Compliance Committee is to assist our Board of Directors in discharging its responsibilities relating to legal and regulatory compliance (excluding matters of financial compliance, which are subject to the oversight of the Audit Committee).

Our Board of Directors has adopted a written charter for the Compliance Committee, which may be found at www.k2m.com under Investor Relations: Corporate Governance. Information contained in, or accessible through, our website is not a part of this proxy statement.

Meetings of the Board of Directors and its Committees

During the fiscal year ended December 31, 2014, our Board of Directors held six meetings. Our Audit Committee met seven times, our Compensation Committee met four times and the Compliance Committee met four times. Each of our directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which such member served.

The Board of Directors does not have a formal policy regarding the attendance of directors at meetings of stockholders, but it encourages directors to attend each meeting of stockholders. We completed our initial public offering in May 2014, and did not have an Annual Meeting of Stockholders in 2014.

Role of the Board in Risk Oversight

Risk is inherent in our business, and we face strategic, financial, business, operational, legal, reputational and other risks. Our Board of Directors is responsible for overseeing the overall risk management process at our Company. The responsibility for managing risk rests with executive management while the Board of Directors and its committees as a whole participate in the oversight process. The Board of Director’s risk oversight process builds upon management’s risk assessment and mitigation processes, which include reviews of long-term strategic and operational planning, executive development and evaluation, regulatory and legal compliance and financial reporting and internal controls. The Board of Directors considers strategic risks and opportunities and regularly receives reports from executive management regarding specific aspects of risk management.

Director Nominations
The Nominating and Corporate Governance Committee is responsible for reviewing the qualifications of potential director candidates to be nominated for election to the Board and selecting the director nominees for all directorships to be filled by the Board or by the stockholders at an annual or special meeting. The Nominating and Corporate Governance Committee will conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates. It is expected that the Board will consider (a) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially and (b) all other factors it considers appropriate, which may include age, gender and ethnic and racial background, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, various and relevant career experience, relevant technical skills, relevant business or government acumen, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board. The Nominating and Corporate Governance Committee monitors the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. Stockholders may also nominate directors for election at the Company’s annual stockholders meeting by following the provisions set forth in the Company’s Bylaws, whose qualifications the Board will consider.
The Nominating and Corporate Governance Committee will also consider the current size and composition of the Board of Directors, the needs of the Board of Directors, its committees and the potential independence of director candidates under relevant NASDAQ and SEC rules.
Although the Board of Directors does not maintain a specific policy with respect to board diversity, the Board considers each candidate in the context of the membership of the Board as a whole, with the objective of including an appropriate mix of viewpoints and experience among members of the Board reflecting differences in professional background, education, skill and other individual qualities and attributes.

The Board of Directors will consider properly submitted stockholder recommendations for candidates for our Board. The Board does not intend to alter the manner in which it evaluates candidates, including the criteria described above, based on whether or not the candidate was recommended by a stockholder.

Any stockholder recommendations proposed for consideration by the Board should be in writing and delivered to K2M Group Holdings, Inc., Attn: Senior Vice President and General Counsel, 751 Miller Drive SE, Leesburg, VA 20175. Submissions must include the following information, among other information described more specifically in our Bylaws:

•	the full name and address of the stockholder;

•	the number and class of our shares beneficially owned, directly or indirectly, by the stockholder;

•	all information regarding the proposed nominee required to be disclosed in a proxy statement pursuant to Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and

•
a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Company between or among the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing.

All proposals of stockholders that are intended to be presented by such stockholder at the annual meeting of stockholders must be received by us no later than the deadline specified in our Bylaws.

The above description of the procedure required for a stockholder to propose nominees to our Board of Directors is a summary only, and stockholders wishing to propose a nominee to our Board are advised to review our Bylaws in detail, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations. Please also see “Questions and Answers about the Annual Meeting and Voting -- When are stockholder proposals and director nominations due for next year’s annual meeting?”

Compensation Committee Interlocks and Insider Participation

Presently, our Compensation Committee makes all decisions about our executive compensation. Mr. Major and Dr. Kostuik do not participate in the Board of Directors’ discussions regarding their own compensation. None of our executive officers currently serves, or has served during the last year, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or the Compensation Committee. We are parties to certain transactions with our Sponsor and certain of our directors described in the section of this proxy statement entitled “Certain Relationships and Related Party Transactions.”

Code of Conduct

We have adopted a Code of Conduct that applies to all of our directors, officers and employees, including our principal executive officer and principal financial and accounting officer. Our Code of Conduct is available on our website at http://investors.k2m.com. Our Code of Conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. Any person may obtain a copy of the Code of Conduct without charge by making a written request to: Senior Vice President and General Counsel - Legal, K2M Group Holdings, Inc. 751 Miller Drive SE, Leesburg, Virginia 20175. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Conduct on our website.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board follows with respect to Board composition and selection, Board meetings, responsibilities of directors, Chief Executive Officer performance evaluation and succession planning, Board self-evaluation and Board committees and compensation. The Corporate Governance Guidelines also include regular meetings of non-management directors in executive sessions without the presence of management. The Board will review these guidelines as it deems necessary and appropriate.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as our independent registered public accountant and to audit our consolidated financial statements for the fiscal year ending December 31, 2015. The Board of Directors has determined that it would be desirable to request that the stockholders ratify such appointment. Ernst & Young LLP was our independent registered public accounting firm for our 2014 audit.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm, including the fees for those services, subject to the de minimis exception for non-audit services provided by SEC rules. Services provided may include audit services, audit-related services and other services. Pre-approval is detailed as to the specific service or category of service.

Before selecting Ernst & Young LLP, the Audit Committee considered the firm’s qualifications as independent registered public accountants and concluded that based on its prior performance and its reputation for integrity and competence, it was qualified. The Audit Committee also considered whether any non-audit services performed for us by Ernst & Young LLP would impair Ernst & Young LLP’s independence and concluded that they did not. If the stockholders do not ratify the selection of Ernst & Young LLP, the Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of our Company and its stockholders.

A representative of Ernst & Young LLP will attend our Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

Fees Paid to Our Independent Registered Public Accounting Firm

The aggregate fees for professional services rendered by our principal accountants, Ernst & Young LLP, for the years ended December 31, 2014 and 2013 were:

	Year Ended December 31,
	2014	2013
	(in thousands)
Audit Fees (1)	$1,700	$819
Audit-Related Fees (2)	153	—
Tax Fees (3)	136	96
All Other Fees (4)	3	2
Total	$1,992	$917

(1)
“Audit Fees” consist of professional services rendered in connection with the audit of our annual financial statements, including audited financial statements presented in our annual report on Form 10-K, review of our quarterly financial statements presented in our quarterly reports on Form 10-Q and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. Fees for 2014 also consisted of professional services rendered in connection with our Form S-1 and Form S-8 registration statements related to our IPO of common stock completed in May 2014, including the delivery of comfort letters, consents and review of documents filed with the SEC.

(2)
“Audit-Related Fees” consist of fees for professional services rendered that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported under “Audit Fees.”

(3)	“Tax Fees” include the aggregate fees billed in each such year for professional services rendered by the independent auditors for tax compliance and the preparation of tax returns and refund requests.

(4)
All Other Fees include the aggregate fees billed in each such fiscal year for products and services by the independent auditors that are not reported under “Audit Fees,” “Audit-Related Fees” or “Tax Fees.”

Vote Required and Board Recommendation

Stockholder ratification is not required for the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015, however, our Board of Directors is submitting the selection of Ernst & Young LLP to our stockholders for ratification because we value our stockholders' views on our independent registered public accounting firm.

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter is necessary to ratify the selection of Ernst & Young LLP as our independent registered public accountants for fiscal year 2015. Abstentions will have the effect of a vote “against” the ratification of Ernst & Young LLP as our independent registered public accountant. Broker non-votes will have no effect on the outcome of the vote.

Our Board of Directors recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2015.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included under the heading “Information About Our Board of Directors Information and Corporate Governance--Board Leadership Structure” in this proxy statement. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. In addition, the independent registered public accounting firm is responsible for auditing and expressing an opinion on the Company’s internal controls over financial reporting.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by applicable standards adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.

Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Raymond Ranelli, Chair
Carlos Ferrer
Sean Traynor

MANAGEMENT
Executive Officers
The following table sets forth certain information regarding our executive officers as of December 31, 2014:

Name	Age	Position
Eric D. Major	45	President, Chief Executive Officer and Director
John P. Kostuik, M.D.(1)	77	Chief Medical Officer and Director
Gregory S. Cole	45	Chief Financial Officer

(1)	Member of the Compliance Committee.
Executive Officers:
Eric D. Major, 45, has served as President, Chief Executive Officer and a member of our Board of Directors since January 2004, and is a co-founder of the Company. Mr. Major previously co-founded and served as the President and Chief Executive Officer of American OsteoMedix Corp., or AOM, a minimally invasive spinal device company that was acquired by Interpore Cross International in 2001. Following the sale of AOM, Mr. Major served as President of the Minimally Invasive Division for Interpore Cross International (now a Biomet company) until 2002. Prior to co-founding AOM, Mr. Major served in several sales/marketing, strategic and product development capacities with various spinal companies including Acromed Spine Inc. (now a Johnson & Johnson company) and Synthes Spine, Inc.
Mr. Major has over 20 years of experience in the spine industry and was the 2010 recipient of the Entrepreneur of the Year Award for Emerging Technologies in the Greater Washington, D.C. region. Mr. Major is a member of the AdvaMed CEO Advisory Council and is active in the local community, serving on the Loudon Small Business Development Center Board of Directors, as well as the Board of Trustees for the Westmoreland Davis Memorial Foundation, Inc., a local historic preservation organization. Mr. Major holds a B.S. from James Madison University and is a member of the JMU College of Business Executive Advisory Council.
John P. Kostuik, M.D., 77, is a co-founder of the Company and has served as Chief Medical Officer and a member of our Board of Directors since January 2004. In addition, he served as the Chairman of our Board of Directors from 2004 to 2009. Dr. Kostuik was a recognized leader in orthopedic surgery for over 40 years. From 1991 to 2003, he served as the Chief of Spine Surgery at Johns Hopkins School of Medicine and he is generally recognized as a leading teacher, surgeon and authority on spinal disorders. Dr. Kostuik is a founder, member and past president of the North American Spine Society. He is a past president of the Scoliosis Research Society and an Honorary Fellow of the Belgium and Japanese Orthopaedic Societies. Dr. Kostuik has published more than 150 scientific articles, lectured in 38 countries and taught 150 fellows from ten countries. Dr. Kostuik holds an undergraduate degree and an M.D. from Queen’s University in Kingston, Ontario, completed post-graduate surgical training at the University of Toronto and is a Fellow of the Royal College of Surgeons of Canada in Orthopedics.
Gregory S. Cole, 45, has served as our Chief Financial Officer since September 2008. From May 2008 to September 2008, Mr. Cole served as a financial consultant to start-up and development-stage companies in the medical device industry. From September 2006 to May 2008, he served as Senior Vice President and Corporate Treasurer of InPhonic, Inc. and later as Executive Vice President and Chief Financial Officer of Simplexity Inc., a privately-held eCommerce and MVNO solutions provider for the wireless industry. From 2001 to May 2005, Mr. Cole was the Vice President and Treasurer of XM Satellite Radio, Inc., a NASDAQ 500 provider of satellite delivered entertainment, media and sports content in the United States and Canada. Mr. Cole joined XM Satellite Radio, Inc. in 1998 and served in additional financial management positions with the company, including Interim Chief Financial Officer. Mr. Cole also served in various financial roles at USEC, Inc., a public provider of enriched uranium for use in nuclear power plants, and as an auditor with Coopers & Lybrand (now PwC). Mr. Cole holds a B.A. in Accounting from James Madison University and an M.B.A. in Finance from the Robert H. Smith School of Business at the University of Maryland, College Park.
Family Relationships
There is no family relationship between any director, executive officer or person nominated to become a director or executive officer.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth all compensation paid to or accrued by our principal executive officer, our chief financial officer and our other most highly compensated person serving as an executive officer as of December 31, 2014 for services rendered for the years presented. We refer to these executives as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($)	Bonus ($) (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (3)	Total ($)
Eric D. Major President and Chief Executive Officer and Director	2014 2013	466,800 453,200	896,294 -	300,742 -	- 62,881	488,553 209,039	5,923 4,167	2,158,312 729,287
Gregory S. Cole Chief Financial Officer	2014 2013	319,700 310,390	403,670 -	225,555 -	- 28,711	167,299 95,445	10,400 10,000	1,126,624 444,546
John P. Kostuik, M.D. Chief Medical Officer and Director	2014 2013	394,700 383,160	- -	101,457 -	- 35,442	206,547 117,822	- -	702,704 536,424

(1)
In connection with the IPO in May 2014, Messrs. Major and Cole were granted 24,691 and 15,226 restricted stock units, respectively. The restricted stock units will vest in three equal installments on each of the first, second and third anniversaries of the grant date subject to continued employment through the applicable vesting date. The fair value at the grant date of the restricted stock units was $370,365 and $228,390, respectively. In fiscal 2013, Messrs. Major and Cole were granted 123,456 and 41,152 restricted stock units, respectively. The original terms of the 2013 restricted stock units provide that the restricted stock units will vest on the earlier to occur of the named executive officer’s death, “disability” or a “change in control” (as such terms are defined in the restricted stock unit award agreement). Achievement of the change in control performance condition was not deemed probable on the date of grant, and, accordingly, pursuant to the Securities and Exchange Commission’s disclosure rules, no value is included in the table for these restricted stock units for 2013. The fair value at the grant date of the restricted stock units assuming achievement of the change in control performance condition was $1,326,000 for Mr. Major and $442,000 for Mr. Cole. On April 21, 2014, our Board of Directors modified the vesting terms of the 2013 restricted stock units granted to Messrs. Major and Cole to add time-vesting criteria. The modified vesting terms provide that the restricted stock units will vest in two equal installments on May 21, 2015 and 2016, subject to continued employment through the applicable vesting date. In addition, the restricted stock units will continue to vest on an accelerated basis upon death, disability or a change in control. The amounts shown in the table represent the aggregate grant date fair value of restricted stock units granted in 2014 computed in accordance with FASB ASC Topic 718 and, with respect to the restricted stock units granted in 2013 whose vesting terms were modified in 2014, the incremental fair value computed as of the modification date in accordance with FASB ASC Topic 718.

(2)	Amounts reported reflect the discretionary portion of the annual cash incentive award.
(3)	Amounts reported reflect employer-paid 401(k) plan matching contributions.
Annual Cash Incentive Compensation
Fiscal 2014
We offer our executive officers the opportunity to earn annual cash bonuses, which are intended to compensate them for achieving both short-term company-wide and individual performance goals. Our Compensation Committee establishes the target bonuses of our executive officers on an annual basis, usually prior to the end of each year. In early 2014, the Board of Directors established the corporate performance goals and weightings for 2014 described below. In the first quarter of 2015, upon the completion of our audited financial statements for fiscal 2014, the Board of Directors determined and paid actual cash incentive awards earned in fiscal 2014.
Each named executive officer’s target annual bonus is typically expressed as a percentage of base salary and, for fiscal 2014, the named executive officers’ target bonus opportunities as a percentage of such executive’s base salary were as follows: Mr. Major, 100% of his 2014 base salary, Mr. Cole, 50% of his 2014 base salary and Dr. Kostuik, 50% of his 2014 base salary.

For fiscal 2014, annual incentive awards were based on achievement of a combination of revenue and Adjusted EBITDA goals with Adjusted EBITDA calculated as set forth in our 2014 Form 10-K in Item 7 - Management's Discussion and Analysis of Results of Operations and Financial Condition-Non-GAAP Financial Measures. The Compensation Committee reserved the ability to adjust the actual Adjusted EBITDA results to exclude the effects of extraordinary, unusual or infrequently occurring events. For fiscal 2014, our Compensation Committee placed an increased emphasis on revenue growth. As a result, with respect to fiscal 2014 annual cash incentive awards, revenue growth accounted for 80% of the total award opportunity and Adjusted EBITDA performance accounted for the remaining 20% of the total award opportunity. In addition, our Compensation Committee increased Mr. Major’s target bonus percentage from 75% to 100% of his 2014 base salary.
The fiscal 2014 annual cash incentive awards for the named executive officers were determined by multiplying their respective target annual bonus amounts by the sum of (1) the revenue component achievement percentage (80% multiplied by the revenue payout percentage) and (2) the Adjusted EBITDA component achievement percentage (20% multiplied by the Adjusted EBITDA component payout percentage). The financial performance component payout percentages was determined by calculating our achievement against the revenue and Adjusted EBITDA targets based on the pre-established scales set forth in the following tables:

	Threshold	Target	Above- Target
Adjusted EBITDA Performance Percentage of Target	80%	100%	120%
Adjusted EBITDA Payout Percentage	50%	100%	150%

	Threshold	Target	Above- Target	Maximum
Revenue Performance Percentage of Target	85%	100%	120%	N/A
Revenue Payout Percentage	50%	100%	150%	N/A
For performance percentages between the specified threshold, target and above-target levels, the resulting payout percentage would have been be adjusted on a linear basis. There were no maximum payout percentages established for performance percentages that exceeded target.
The following table illustrates the calculation of the amounts for the annual cash incentive awards for each of our named executive officers in fiscal 2014 based on the financial performance results. Actual cash incentive awards earned for fiscal 2014 are also reported under the Non-Equity Incentive Plan Compensation column of Summary Compensation Table.

	2014 Salary	Bonus Target Percentage	Bonus Target Amount	Achievement Factor	Non-Equity Incentive Plan Compensation Amount
Eric D. Major	$466,800	100%	$466,800	105%	$488,553
Gregory S. Cole	$319,700	50%	$159,850	105%	$167,299
John P. Kostuik, M.D.	$394,700	50%	$197,350	105%	$206,547
Notwithstanding the establishment of the performance components and the formula for determining the cash incentive award payment amounts, our Compensation Committee had the ability to exercise positive or negative discretion and award a greater or lesser amount to our named executive officers than the amount determined by the annual cash incentive award formula if, in the exercise of its business judgment, our Compensation Committee determined that a greater or lesser amount is warranted under the circumstances. Our Compensation Committee did not exercise this discretion with respect to the 2014 awards.

Employment Agreements
We have entered into substantially similar employment agreements with each of Messrs. Major, and Cole and Dr. Kostuik that govern the terms of each such named executive officer’s employment. Each employment agreement was entered into effective as of August 12, 2010, and was subsequently amended in the first quarter of 2014. As amended, the employment agreements provide for an initial term of three years commencing in August 12, 2010, and will be automatically extended for successive one-year periods, unless one of the parties provides the other 30 days’ prior written notice before the expiration of the initial term or any annual renewal term that the term will not be extended. The employment agreements are terminable by either party at any time, provided that the named executive officer must give notice a specified period of time prior to resignation.
Pursuant to their respective employment agreements, if Mr. Major’s, Mr. Cole’s or Dr. Kostuik’s employment terminates for any reason, the named executive officer is entitled to receive: (1) any unpaid base salary earned prior to the date of termination; (2) any other unpaid benefits earned and accrued prior to the date of termination and (3) reimbursement of any unreimbursed business expenses properly incurred by the executive prior to the termination of employment (the payments and benefits described in (1) through (3) being “accrued rights”).

If Mr. Major’s, Mr. Cole’s or Dr. Kostuik’s employment is terminated by us without “cause” (as defined in the employment agreements) (other than by reason of death or while he is disabled) or if the named executive officer resigns with “good reason” (as defined in the employment agreements), such executive is entitled to the accrued rights and, conditioned upon execution of a mutual general release:

•	a pro rata portion of any annual bonus that would have otherwise been payable to the executive (the “pro rata bonus”);

•	a lump-sum cash payment equal to 50% of the executive’s then-current base salary payable within 60 days after such termination; and

•
for a period of six months after termination of employment, continuing coverage under our group health plans at the same levels and costs at which the executive received benefits prior to the termination.

In the event of the named executive officer’s termination of employment due to death or disability, he will be entitled to the accrued rights and the pro rata bonus payment, which will be payable within 90 days of the executive’s separation from service.
Each of the employment agreements also contains restrictive covenants, including an indefinite covenant on confidentiality of information, and covenants related to non-competition and non-solicitation of our and any of our affiliate’s employees and customers at all times during employment, and for two years after any termination of employment.
In addition, each of our named executive officers may be entitled to additional payments and benefits upon a “change of control” (as defined in the employment agreements). See “Potential Payments Upon Termination or Change of Control.”
Long-Term Equity Incentive Plans
Prior to the IPO, we had two long-term equity incentive plans: the Amended and Restated K2M, Inc. 2006 Stock Option and Grant Plan and the K2M Group Holdings, Inc. 2010 Equity Award Plan. In connection with the IPO, we adopted the 2014 Omnibus Incentive Plan. We refer to these plans, collectively, as the Equity Incentive Plans. The Equity Incentive Plans are administered by our Compensation Committee, which has the authority, among other powers, to select which covered individuals may receive awards under the Equity Incentive Plans, determine the type of award and the number of shares covered by an award, determine the terms and conditions applicable to an award, including vesting conditions, and generally adopt rules, guidelines and practices and make all other determinations it deems advisable for the administration of the Equity Incentive Plans. Pursuant to these long-term equity incentive plans we have provided long-term equity incentive compensation to our named executive officers in the form of stock options and restricted stock units.
Restricted Stock Units
Restricted Stock Units Granted in 2013
In fiscal 2013, Messrs. Major and Cole were granted 123,456 and 41,152 restricted stock units, respectively. The restricted stock units were originally scheduled to vest on the earlier to occur of the named executive officer’s death, “disability” or a “change in control” (as such terms are defined in the restricted stock unit award agreement). In order to enhance executive retention, on April 21, 2014, our Board of Directors modified the vesting terms of the restricted stock units granted to Messrs. Major and Cole to add time-vesting criteria. The modified vesting terms provide that the restricted stock units will vest in two equal installments on May 21, 2015 and 2016, subject to continued employment through the applicable vesting date. In addition, the restricted stock units will continue to vest on an accelerated basis upon death, disability or a change in control.
Unvested restricted stock units will be forfeited upon any other termination of employment that is not due to death or disability or in connection with a change in control. The restricted stock units can be settled in shares of K2M common stock, cash or a combination of common stock and cash as determined by our Board in its sole discretion. The named executive officers are not entitled to receive any dividend equivalent payments on their restricted stock units.
Restricted Stock Units Granted in Connection with the IPO
In connection with the IPO, we made additional grants of stock options and restricted stock units under the 2014 Omnibus Incentive Plan covering an aggregate of 730,453 shares of common stock to certain officers and employees. This included awards of 24,691 and 15,226 restricted stock units to Messrs. Major and Cole, respectively. These restricted stock units will vest in three equal installments on each of the first, second and third anniversaries of the grant date subject to continued employment through the applicable vesting date. Similar to the existing restricted stock unit awards, if the named executive officer’s employment is terminated due to death or disability, or in the event of a change in control, all unvested restricted stock units will become fully vested on an accelerated basis. Upon any other termination of employment that is not due to death or disability or in connection with a change in control, all unvested restricted stock units will be forfeited.

Options
Options Granted in 2014
In connection with the IPO, we made grants of stock options under the 2014 Omnibus Incentive Plan. Mr. Major, Dr. Kostuik and Mr. Cole were granted options to purchase 49,383, 17,284 and 37,037 shares of common stock, respectively, at an exercise price equal to the IPO price. The options for Messrs. Major and Cole vest ratably over a three-year period on each anniversary date of the award grant. Of the options granted to Dr. Kostuik one-third vested immediately when awarded with the remaining to vest ratably as of the first and second anniversary date of such award.

Options Granted in Fiscal 2011
In fiscal 2011, each of the named executive officers was granted options that are divided into two tranches for vesting purposes: 50% of the options are subject solely to time-based vesting restrictions and 50% of the options are exit-vesting options subject to both time-based and performance-based vesting restrictions. The time-based vesting criteria is the same for both tranches and will be satisfied in equal installments on the first four anniversaries of the vesting reference date, subject to continued employment with us through the applicable vesting dates. The exit-vesting options will fully vest if the time-based vesting criteria are satisfied and WCAS receives cash proceeds equal to an internal rate of return, or IRR, of at least 15% at the time of any deemed liquidation, public offering, distribution of marketable securities to its partners following a public offering or any sale by WCAS of 75% or more of its investment securities in the Company or any subsidiary of the Company, each, a “Performance Target Measurement Event.” As of December 31, 2014, WCAS has not yet achieved proceeds in excess of an IRR of 15%. Any part of a named executive officer’s option award that is not time-vested upon his termination of employment will be immediately cancelled. With respect to the exit-vesting options, if the performance-based vesting criteria is not satisfied on the date of a Performance Target Measurement Event, all such options will be immediately cancelled as of the date of such Performance Target Measurement Event.
Upon a termination of employment other than for cause, if the named executive officer has satisfied any portion of the time-based vesting criteria applicable to the exit-vesting options, then the exit-vesting options will remain outstanding and eligible to vest if the performance criteria is later satisfied. In addition, any fully vested options will generally remain outstanding and exercisable for 90 days after termination of employment (or the date of vesting with respect to any exit-vesting options that fully vest after termination of employment), although this period is extended to 12 months (or the later of 12 months and 90 days after the date of vesting in the case of exit-vesting options that fully vest after termination of employment) if the termination of employment is due to death or disability, and any fully vested options or time-vested exit-vesting options will immediately terminate if the named executive officer’s employment is terminated by us for cause. Any vested options that are not exercised within the applicable post-termination exercise window will terminate.
Options Granted Prior to Fiscal 2011
The options granted to our named executive officers prior to fiscal 2011 were subject solely to time-based vesting restrictions and vest in equal installments on the first four anniversaries of the date of grant or vesting reference date, as applicable, subject to continued employment with us through the vesting dates. The vested options will generally remain outstanding and exercisable for 90 days after termination of employment, although this period is extended to 12 months if the termination of employment is due to death or disability, and vested options will immediately terminate if the named executive officer’s employment is terminated by us for cause. Any vested options that are not exercised within the applicable post-termination exercise window will terminate.

Outstanding Equity Awards at 2014 Fiscal Year End

The following table provides information regarding outstanding equity awards for our named executive officers as of December 31, 2014.

		Option Awards					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)
Eric D. Major	5/14/2009	144,290			5.73	5/13/2016
	2/27/2011	123,457		123,457	9.26	2/26/2021
	5/21/2013						123,456	(3)	2,576,527
	5/7/2014		49,383		15.00	5/6/2024
	5/7/2014						24,691	(4)	515,301
Gregory S. Cole	5/14/2009	66,373			5.73	5/13/2016
	6/11/2009	83,148			5.73	6/10/2016
	2/27/2011	82,305		82,305	9.26	2/26/2021
	5/21/2013						41,152		858,842
	5/7/2014		37,037		15.00	5/6/2024
	5/7/2014						15,226		317,767
John P. Kostuik, M.D.	5/14/2009	89,460			5.73	5/13/2016
	2/27/2011	82,305		82,305	9.26	2/26/2021
	5/7/2014	5,761	11,523		15.00	5/6/2024

(1)
Reflects options subject solely to time-based vesting restrictions. The time-vesting options granted to Messrs. Major and Cole and Dr. Kostuik on May 14, 2009 vested in four equal installments on each anniversary of the January 1, 2009 vesting reference date. The time-vesting options granted to Mr. Cole on June 11, 2009 vested in four equal installments on each anniversary of the October 2, 2008 vesting reference date. The portion of the options granted to Messrs. Major and Cole and Dr. Kostuik on February 27, 2011 subject solely to time-based vesting restrictions vest in four equal installments on each anniversary of the September 10, 2010 vesting reference date. The time-vesting options granted to Messrs. Major and Cole on May 7, 2014 vest ratably over a three-year period on each anniversary of the May 7, 2014 vesting reference date. One-third of the time-vesting options granted to Dr. Kostuik on May 7, 2014 vested immediately when awarded with the remaining time-vesting options to vest ratably as of the first and second anniversary of the May 7, 2014 vesting reference date.

(2)
Reflects the options granted to Messrs. Major and Cole and Dr. Kostuik on February 27, 2011 that are exit-vesting options subject to both time-based and performance-based vesting restrictions. The time-based vesting criteria for the exit-vesting options will be satisfied in four equal installments on each anniversary of the September 10, 2010 vesting reference date. The performance-based vesting criteria for the exit-vesting options is described above under “-Long Term Equity Incentive Awards-Options Granted in Fiscal 2011.”

(3)
As described above under “-Long Term Equity Incentive Awards,” these restricted stock units were originally scheduled to vest upon the earlier to occur of the named executive officer’s death, disability or a change in control. In order to enhance executive retention, on April 21, 2014, the Board of Directors modified the vesting terms of the restricted stock units to add time-vesting criteria. The modified vesting terms provide that the restricted stock units will vest in two equal installments on May 21, 2015 and 2016, subject to continued employment through the applicable vesting date. In addition, the restricted stock units will continue to vest on an accelerated basis upon death, disability or a change in control.

(4)
As described above under “-Restricted Stock Units Granted in Connection with the IPO” the restricted stock units will vest in three equal installments on each of the first, second and third anniversaries of the grant date subject to continued employment through the applicable vesting date. If the named executive officer’s employment is terminated due to death or disability, or in the event of a change in control, all unvested restricted stock units will become fully vested on an accelerated basis. Upon any other termination of employment that is not due to death or disability or in connection with a change in control, all unvested restricted stock units will be forfeited.

(5)	Market value of the restricted stock units is based upon the closing price of our common stock as reported on NASDAQ on December 31, 2014.

Retirement Plans
We have a qualified contributory retirement plan established to qualify as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code (the “Code”). The plan covers all employees, including our named executive officers, who are limited to their annual tax deferred contribution limit as allowed by the Internal Revenue Service and may contribute up to the lesser of $51,000 and 100% of their gross wages. We match 100% of the first 3% of pay that a participant contributes to the plan and we match 50% of the next 3% to 5% of a participant’s pay that the participant contributes to the plan. Our matching formula is applied on a payroll-to-payroll basis. On an annual basis, we will not make matching contributions in respect of more than 6% of a participant’s pay.
Potential Payments Upon Termination or Change of Control
In the event of a termination of employment due to death or “disability,” or in the event of a “change in control” (as such terms are defined in the restricted stock unit award agreement), the restricted stock units granted to Messrs. Major and Cole will become fully vested.
Upon a termination of employment for any reason, our named executive officers would be entitled to receive payment for their accrued but unused vacation days, and, in the event of death of a named executive officer, the named executive officer will receive benefits from third-party payors under our employer-paid premium life insurance and accidental death and dismemberment insurance plans. All of our employees are eligible for one times their regular annual eligible wages at death (up to $150,000) under these insurance plans.
In addition, under the employment agreements of each of Messrs. Major and Cole and Dr. Kostuik, upon a change of control, all unvested options will become fully vested and exercisable. In addition, if the executive is terminated for cause or terminates his employment for good reason at any time during the 12-month period following a change of control, he will be entitled to receive (1) a cash payment equal to 12 months of his annual salary and (2) six months of healthcare/insurance benefits at the level in effect immediately prior to the change of control.
Equity Compensation and Stock Purchase Plans
Effective May 7, 2014, our Board of Directors and our stockholders adopted the 2014 Omnibus Incentive Plan and the 2014 Employee Stock Purchase Plan.
Summary of Our 2014 Omnibus Incentive Plan
Purpose.    The purpose of the K2M Group Holdings, Inc. 2014 Omnibus Incentive Plan, or our 2014 Omnibus Incentive Plan, is to provide a means through which to attract and retain key personnel and to provide a means whereby our directors, officers, employees, consultants and advisors can acquire and maintain an equity interest in us, or be paid incentive compensation, including incentive compensation measured by reference to the value of our common stock, thereby strengthening their commitment to our welfare and aligning their interests with those of our stockholders.
Administration.    Our 2014 Omnibus Incentive Plan is administered by the Compensation Committee of our Board of Directors or such other committee of our Board of Directors to which it has delegated power, or if no such committee or subcommittee thereof exists, the Board of Directors (as applicable, the “Committee”). The Committee is authorized to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in our 2014 Omnibus Incentive Plan and any instrument or agreement relating to, or any award granted under, our 2014 Omnibus Incentive Plan; establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee deems appropriate for the proper administration of our 2014 Omnibus Incentive Plan; and to make any other determination and take any other action that the Committee deems necessary or desirable for the administration of our 2014 Omnibus Incentive Plan. Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which our securities are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it in accordance with the terms of our 2014 Omnibus Incentive Plan. Unless otherwise expressly provided in our 2014 Omnibus Incentive Plan, all designations, determinations, interpretations and other decisions under or with respect to our 2014 Omnibus Incentive Plan or any award or any documents evidencing awards granted pursuant to our 2014 Omnibus Incentive Plan are within the sole discretion of the Committee, may be made at any time and are final, conclusive and binding upon all persons or entities, including, without limitation, us, any holder or beneficiary of any award, and any of our stockholders.
Shares Subject to our 2014 Omnibus Incentive Plan.    Our 2014 Omnibus Incentive Plan provides that the total number of shares of common stock that may be issued under our 2014 Omnibus Incentive Plan is 1,650,289. After considering the number of shares underlying grants made in 2014, the number of shares of common stock that may be issued as a result of future grants under our 2014 Omnibus Incentive Plan is 753,601. The maximum number of shares for which options or stock appreciation rights may be granted to any individual participant during any single fiscal year is 0.5 million; the maximum number of shares for which performance compensation awards denominated in shares may be granted to any individual participant in respect of a single fiscal year is 0.5 million (or if any such awards are settled in cash, the maximum amount may not exceed the fair market value of such shares on the last day of the performance period to which such award relates); the maximum number of shares of common stock granted during a single fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year, shall not exceed $0.5 million in total value, in the case of any non-employee director other than the chairman, and $2.0 million in total value in the case of the chairman; and the maximum amount that may be paid to any individual for a single fiscal year under a performance compensation award denominated in cash is $5.0 million. Except for substitute awards (as described below), in the event any award terminates, lapses, or is settled without the payment of the full number of shares subject to such award, including as a result of net set settlement of the award or as a result of the award being settled in cash, the undelivered shares may be granted again under our 2014 Omnibus Incentive Plan, unless the shares are surrendered after the termination of our 2014 Omnibus Incentive Plan, and only if stockholder approval is not required under the then-applicable rules of the exchange on which the shares of common stock are listed. Awards may, in the sole discretion of the Committee, be granted in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by us or with which we combine (referred to as “substitute awards”), and such substitute awards shall not be counted against the total number of shares that may be issued under our 2014 Omnibus Incentive Plan, except that substitute awards intended to qualify as “incentive stock options” shall count against the limit on incentive stock options described above. No award may be granted under our 2014 Omnibus Incentive Plan after the tenth anniversary of the effective date (as defined therein), but awards theretofore granted may extend beyond that date.
Options.    The Committee may grant non-qualified stock options and incentive stock options, under our 2014 Omnibus Incentive Plan, with terms and conditions determined by the Committee that are not inconsistent with our 2014 Omnibus Incentive Plan; provided that all stock options granted under our 2014 Omnibus Incentive Plan are required to have a per share exercise price that is not less than 100% of the fair market value of our common stock underlying such stock options on the date an option is granted (other than in the case of options that are substitute awards), and all stock options that are intended to qualify as incentive stock options must be granted pursuant to an award agreement expressly stating that the option is intended to qualify as an incentive stock option, and will be subject to the terms and conditions that comply with the rules as may be prescribed by Section 422 of the Code. The maximum term for stock options granted under our 2014 Omnibus Incentive Plan will be ten years from the initial date of grant, or with respect to any stock options intended to qualify as incentive stock options, such shorter period as prescribed by Section 422 of the Code. However, if a non-qualified stock option would expire at a time when trading of shares of common stock is prohibited by our insider trading policy (or Company-imposed “blackout period”), the term will automatically be extended to the 30th day following the end of such period. The purchase price for the shares as to which a stock option is exercised may be paid to us, to the extent permitted by law (1) in cash or its equivalent at the time the stock option is exercised; (2) in shares having a fair market value equal to the aggregate exercise price for the shares being purchased and satisfying any requirements that may be imposed by the Committee; or (3) by such other method as the Committee may permit in its sole discretion, including without limitation (A) in other property having a fair market value on the date of exercise equal to the purchase price; (B) if there is a public market for the shares at such time, through the delivery of irrevocable instructions to a broker to sell the shares being acquired upon the exercise of the stock option and to deliver to us the amount of the proceeds of such sale equal to the aggregate exercise price for the shares being purchased; or (C) through a “net exercise” procedure effected by withholding the minimum number of shares needed to pay the exercise price and all applicable required withholding taxes. Any fractional shares of common stock will be settled in cash.
Stock Appreciation Rights.    The Committee may grant stock appreciation rights, with terms and conditions determined by the Committee that are not inconsistent with our 2014 Omnibus Incentive Plan. Generally, each stock appreciation right will entitle the participant upon exercise to an amount (in cash, shares or a combination of cash and shares, as determined by the Committee) equal to the product of (1) the excess of (A) the fair market value on the exercise date of one share of common stock, over (B) the strike price per share, times (2) the numbers of shares of common stock covered by the stock appreciation right. The strike price per share of a stock appreciation right will be determined by the Committee at the time of grant but in no event may such amount be less than the fair market value of a share of common stock on the date the stock appreciation right is granted (other than in the case of stock appreciation rights granted in substitution of previously granted awards).
Restricted Shares and Restricted Stock Units.    The Committee may grant restricted shares of our common stock or restricted stock units, representing the right to receive, upon the expiration of the applicable restricted period, one share of common stock for each restricted stock unit, or, in its sole discretion of the Committee, the cash value thereof (or any combination thereof). As to restricted shares of our common stock, subject to the other provisions of our 2014 Omnibus Incentive Plan, the holder will generally have the rights and privileges of a stockholder as to such restricted shares of common stock, including without limitation the right to vote such restricted shares of common stock (except, that if the lapsing of restrictions with respect to such restricted shares of common stock is contingent on satisfaction of performance conditions other than or in addition to the passage of time, any dividends payable on such restricted shares of common stock will be retained, and delivered without interest to the holder of such shares when the restrictions on such shares lapse).

Other Stock-Based Awards.    The Committee may issue unrestricted common stock, rights to receive grants of awards at a future date, or other awards denominated in shares of common stock (including, without limitation, performance shares or performance units), under our 2014 Omnibus Incentive Plan, including performance-based awards, with terms and conditions determined by the Committee that are not inconsistent with our 2014 Omnibus Incentive Plan.
Performance Compensation Awards.    The Committee may also designate any award as a “performance compensation award” intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The Committee also has the authority to make an award of a cash bonus to any participant and designate such award as a performance compensation award under our 2014 Omnibus Incentive Plan. The Committee has sole discretion to select the length of any applicable performance periods, the types of performance compensation awards to be issued, the applicable performance criteria and performance goals, and the kinds and/or levels of performance goals that are to apply. The performance criteria that will be used to establish the performance goals may be based on the attainment of specific levels of our performance (and/or one or more affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, or any combination of the foregoing) and are limited to specific goals enumerated in our 2014 Omnibus Incentive Plan.
Effect of Certain Events on 2014 Omnibus Incentive Plan and Awards.    In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of common stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of our shares of common stock or other securities, issuance of warrants or other rights to acquire our shares of common stock or other securities, or other similar corporate transaction or event (including, without limitation, a change in control, as defined in our 2014 Omnibus Incentive Plan) that affects the shares of common stock, or (b) unusual or nonrecurring events (including, without limitation, a change in control) affecting us, any affiliate, or the financial statements of us or any affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee must make any such adjustments in such manner as it may deem equitable, including without limitation, any or all of: (1) adjusting any or all of (A) the share limits applicable under our 2014 Omnibus Incentive Plan with respect to the number of awards which may be granted thereunder; (B) the number of our shares of common stock or other securities which may be issued in respect of awards or with respect to which awards may be granted under our 2014 Omnibus Incentive Plan and (C) the terms of any outstanding award, including, without limitation, (i) the number of shares of common stock or other securities subject to outstanding awards or to which outstanding awards relate; (ii) the exercise price or strike price with respect to any award; or (iii) any applicable performance measures; (2) providing for a substitution or assumption of awards, accelerating the exercisability of, lapse of restrictions on, or termination of, awards or providing for a period of time for participants to exercise outstanding awards prior to the occurrence of such event; and (3) cancelling any one or more outstanding awards and causing to be paid to the holders holding vested awards (including any awards that would vest as a result of the occurrence of such event but for such cancellation) the value of such awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of common stock received or to be received by other stockholders of the Company in such event), including without limitation, in the case of options and stock appreciation rights, a cash payment equal to the excess, if any, of the fair market value of the shares of common stock subject to the option or stock appreciation right over the aggregate exercise price or strike price thereof.
Nontransferability of Awards.    An award will not be transferable or assignable by a participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against us or any affiliate. However, the Committee may, in its sole discretion, permit awards (other than incentive stock options) to be transferred, including transfer to a participant’s family members, any trust established solely for the benefit of participant or such participant’s family members, any partnership or limited liability company of which participant, or participant and participant’s family members, are the sole member(s), and a beneficiary to whom donations are eligible to be treated as “charitable contributions” for tax purposes.
Amendment and Termination.    The Board of Directors may amend, alter, suspend, discontinue, or terminate our 2014 Omnibus Incentive Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination may be made without stockholder approval if (1) such approval is necessary to comply with any regulatory requirement applicable to our 2014 Omnibus Incentive Plan or for changes in GAAP to new accounting standards; (2) it would materially increase the number of securities which may be issued under our 2014 Omnibus Incentive Plan (except for adjustments in connection with certain corporate events); or (3) it would materially modify the requirements for participation in our 2014 Omnibus Incentive Plan; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any award shall not to that extent be effective without such individual’s consent.

The Committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award granted or the associated award agreement, prospectively or retroactively, subject to the consent of the affected Participant if any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination would materially and adversely affect the rights of any Participant with respect to such award; provided that without stockholder approval, except as otherwise permitted in our 2014 Omnibus Incentive Plan, (1) no amendment or modification may reduce the exercise price of any option or the strike price of any stock appreciation right; (2) the Committee may not cancel any outstanding option or stock appreciation right and replace it with a new option or stock appreciation right (with a lower exercise price or strike price, as the case may be) or other award or cash payment that is greater than the value of the cancelled option or stock appreciation right; and (3) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which our securities are listed or quoted.
Dividends and Dividend Equivalents.    The Committee in its sole discretion may provide part of an award with dividends or dividend equivalents, on such terms and conditions as may be determined by the Committee in its sole discretion; provided that no dividends or dividend equivalents shall be payable in respect of outstanding (1) options or stock appreciation rights or (2) unearned performance compensation awards or other unearned awards subject to performance conditions (other than or in addition to the passage of time) (although dividends or dividend equivalents may be accumulated in respect of unearned awards and paid within 15 days after such awards are earned and become payable or distributable).
Clawback/Forfeiture.    An award agreement may provide that the Committee may in its sole discretion cancel such award if the participant, while employed by or providing services to us or any affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise has engaged in or engages in other detrimental activity that is in conflict with or adverse to our interests or the interests of any affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. Without limiting the foregoing, all awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable law.
Summary of 2014 Employee Stock Purchase Plan
We believe that allowing our employees to participate in the ESPP provides them with a further incentive towards ensuring our success and accomplishing our corporate goals.
The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code.
Authorized Shares.    A total of 384,339 shares of our common stock are available for sale under the plan. In 2014, our employees purchased 27,184 shares under the plan.
Plan Administration.    A committee appointed by our Board of Directors (the “Committee”) administers the ESPP, and has sole and plenary authority to (1) designate participants, (2) determine whether, to what extent, and under what circumstances options may be exercised, canceled, forfeited, or suspended and the method or methods by which options may be settled, exercised, canceled, forfeited, or suspended, (3) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the ESPP and any instrument or agreement relating to, or option granted under the ESPP, (4) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the ESPP, (5) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the ESPP, (6) determine procedures for setting or changing payroll deduction percentages and obtaining necessary tax withholdings, and (7) determine if and when the employees of any affiliate of K2M organized and acquired after the date the ESPP is adopted by our Board of Directors and ratified by our stockholders shall be eligible for participation in the ESPP.
Eligibility.    Generally, all of our employees are eligible to participate if they are employed by us, or any participating affiliate, for at least 20 hours per week. However, an employee may not be granted rights to purchase stock under the ESPP if such employee (1) immediately after the grant would own stock possessing 5% or more of the total combined voting power or value of all classes of our stock; or (2) holds rights to purchase stock under all of our employee stock purchase plans that accrue at a rate that exceeds $25,000 worth of stock for each calendar year.
Offering Periods.    Our ESPP is intended to qualify under Section 423 of the Code and generally provides for six (6) month offering periods, but offering periods shall not exceed twenty-seven (27) months. The first offering period commenced on May 8, 2014 and ended on December 31, 2014 and the second offering period commenced on January 1, 2015 and will end on June 30, 2015. Subsequent offerings will start after the end date of the second offering period on a schedule established by the Committee.

Contributions.   Our ESPP permits participants to purchase shares of common stock through payroll deductions of no less than 1% and no more than 10% of their eligible compensation, which includes a participant’s base straight time gross earnings, exclusive of payments for overtime, incentive compensation, commissions, incentive payments, premiums, bonuses, and other similar compensation; provided, however, eligible compensation for a participant whose sales-related compensation accounts for 35% or more of total compensation shall mean 65% of the sum of the participant’s base straight time gross earnings (exclusive of payments for overtime, incentive compensation, commissions, incentive payments, premiums, bonuses, and other similar compensation) plus a participant’s sales-related compensation. Following the start of the offering period, a participant may withdraw from the offering but may not otherwise change his or her level of payroll deduction with respect to such offering. A participant may not make any separate cash payment into his or her ESPP account.
Exercise of Purchase Right.    Amounts deducted and accumulated by the participant are used to purchase shares of our common stock at the end of each offering period. The purchase price of the shares will be 85% of the lower of the fair market value of our common stock on the first day of the offering period, which for the first offering period will be the day the underwriting agreement is executed in connection with the offering, or on the purchase date. Participants may end their participation at any time during an offering period and will be paid their accrued contributions that have not yet been used to purchase shares of common stock. Participation ends automatically upon termination of employment with us.
Non-transferability.    A participant may not transfer rights granted under the ESPP other than by will, the laws of descent and distribution, or as otherwise provided under our ESPP.
Change in Control.    In the event of a dissolution or liquidation of the Company, any offering period then in progress will terminate immediately prior to the consummation of such action unless otherwise provided by our Board of Directors. In the event of any other change in control, as defined under the ESPP, a successor corporation may assume or substitute each outstanding option. If there is no assumption or substitution of the option, the offering period then in progress will be shortened, and a new purchase date will be set to occur prior to the date of the proposed change in control. The Board of Directors will notify each participant that the purchase date has been changed and that the participant’s option will be exercised automatically on the new purchase date unless prior to such date the participant has withdrawn from the offering period.
Amendment and Termination.    Our Board of Directors can terminate our ESPP at any time and for any reason. Either our Board of Directors or the Committee has the authority to amend our ESPP.
Director Compensation
For fiscal 2014, we did not provide director compensation to our directors who were employed by us. However, all of our directors are reimbursed for their reasonable out-of-pocket expenses related to their services as a member of the Board of Directors or one of its committees.
For fiscal 2013 and in fiscal 2014 prior to the IPO, Mr. Brodnax and Mr. Ranelli were each entitled to receive an annual cash retainer of $25,000. In addition, Mr. Ranelli received an additional annual cash retainer of $10,000 for serving as the Audit Committee chair. Each of Mr. Brodnax and Mr. Ranelli were also entitled to receive an additional $1,000 for each meeting attended in person and $500 for each meeting attended telephonically.
Effective March 2014, for all of our non-employee directors, the annual cash retainer was increased to $30,000, the additional annual cash retainer for serving as chairman of the Board of Directors was set at $20,000, the additional annual cash retainer for serving as the Audit Committee chair was increased to $20,000, the additional annual cash retainer for serving as the Compensation Committee chair was set at $8,000 and the additional annual cash retainer for serving as the Compliance Committee chair was set at $8,000. For fiscal 2014, all of our non-employee directors were entitled to receive an additional $1,000 for each meeting attended in person and $500 for each meeting attended telephonically.
Director Compensation for Fiscal 2014
The following table sets forth information concerning the compensation of our directors (other than directors who are named executive officers) for fiscal 2014.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Daniel A. Pelak(1)	—	399,187	—	399,187
Brett P. Brodnax	33,667	87,720	—	121,387
Carlos A. Ferrer(1)	—	87,720	—	87,720
Paul B. Queally(1)	—	87,720	—	87,720
Raymond A. Ranelli	50,500	87,720	—	138,220
Sean M. Traynor(1)	—	87,720	—	87,720

(1)
We pay compensation for the service of each non-employee director employed by or otherwise affiliated with one of our equity investors, to the equity investor or its affiliates, not the individual non-employee director.

(2)
In connection with the IPO, we granted each of our non-employee directors (including Mr. Pelak) options to purchase 14,404 shares of common stock at an exercise price equal to the IPO price, which vest ratably over a three-year period on each anniversary date of the award grant. In addition, we granted Mr. Pelak options to purchase 51,144 shares of common stock at an exercise price equal to the IPO price, of which one-third vested immediately when awarded with remaining to vest ratably as of the first and second anniversary date of such award.

(3)
As of December 31, 2014, Mr. Pelak held 436,945 vested and unexercised options and Messrs. Ranelli and Brodnax each held 11,523 vested and unexercised options, respectively. As of December 31, 2014, none of Messrs. Queally, Traynor or Ferrer held vested options.

PRINCIPAL STOCKHOLDERS
We had 39,605,130 shares of common stock outstanding as of March 31, 2015, which were owned by 41 holders of record of our common stock.
The actual number of holders of common stock is greater than this number of record holders and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and nominees. The number of holders of record also does not include stockholders whose shares may be held in trust by other entities.
For further information regarding material transactions between us, our directors, our executive officers and our 5% and greater stockholders, see “Certain Relationships and Related Party Transactions.”
Beneficial ownership is determined under the SEC rules and regulations and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of equity securities shown as beneficially owned by the stockholder. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of the date of this prospectus are considered outstanding and beneficially owned by the person holding the options for the purposes of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes below, the address of each beneficial owner is c/o K2M Group Holdings, Inc., 751 Miller Drive SE, Leesburg, Virginia 20175.
The following table and accompanying footnotes set forth information with respect to the beneficial ownership of our common stock, as of March 31, 2015.

Name of beneficial owner	Number	Percent
5% or Greater Stockholders
WCAS(1)	17,636,308	44.5%
FFC(2)	2,304,192	5.8%
Directors and Executive Officers
Daniel A. Pelak (3)	458,794	1.1%
Eric D. Major (4)	893,822	2.2%
Dr. John P. Kostuik (5)	414,597	1.0%
Gregory S. Cole (6)	270,131	*
Brett P. Brodnax (7)	31,804	*
Raymond A. Ranelli (8)	29,327	*
Paul B. Queally (9)	—
Sean M. Traynor (10)	—
Carlos A. Ferrer(11)	—
Michael Turpin	—
All directors and executive officers as a group (9 persons)	2,098,475	5.1%

* Less than 1%

(1)
Includes (A) 17,310,331 shares of common stock held by Welsh Carson Anderson & Stowe XI, L.P., or Welsh Carson, over which it has sole voting and investment power, (B) 14,173 shares of common stock held by WCAS Management Corporation, an affiliate of Welsh Carson, over which WCAS Management Corporation has sole voting and investment power, (C) 253,469 shares of common stock held by WCAS Capital Partners IV, L.P., an affiliate of Welsh Carson, over which it has sole voting and investment power and (D) an aggregate of 58,335 shares of common stock held by other co-investors over which Welsh Carson has sole voting power. Voting and investment decisions over the shares held by Welsh Carson and WCAS Capital Partners IV, L.P. are made by the managing members of WCAS XI Associates LLC and WCAS CP IV Associates LLC, their respective general partners. Messrs. Patrick J. Welsh, Russell L. Carson, Bruce K. Anderson, Anthony J. De Nicola, Paul B. Queally, Michael Donovan, Anthony Ecock, Eric J. Lee, D. Scott Mackesy, Jonathan M. Rather, Brian Regan, Thomas A. Scully, Christopher Solomon, Sanjay Swani and Sean M. Traynor are managing members of WCAS XI Associates LLC and WCAS CP IV Associates LLC. Additionally, Robert A. Minicucci is also a managing member of WCAS CP IV Associates LLC. These individuals may be deemed to beneficially own the shares that are, or are deemed to be, beneficially owned by WCAS Capital Partners IV, L.P. and, except for Robert A. Minicucci, Welsh Carson. Such persons disclaim beneficial ownership of such shares. Voting and investment decisions over the shares held by WCAS Management Corporation are made by its board of directors. The board of directors of WCAS Management Corporation consists of Messrs. Russell L. Carson, Anthony J. de Nicola, Paul B. Queally and Jonathan M. Rather. These individuals may be deemed to beneficially own the shares that are, or are deemed to be, beneficially owned by WCAS Management Corporation. Such persons disclaim beneficial ownership of such shares. The address for each of Welsh Carson, WCAS Capital Partners IV, L.P. and WCAS Management Corporation is 320 Park Avenue, Suite 2500, New York, New York 10022.

(2)
Includes (A) 2,223,075 shares held directly by FFC Partners III-B, L.P., or FFC III-B, and (B) 81,117 shares held directly by FFC Executive Partners III, L.P., or FFC EP III. FFC GP III, LLC is the general partner of each of FFC III-B and FFC EP III, and together they are referred to as the FFC Entities. Each of Carlos A. Ferrer, who is a member of our board of directors, and David Freeman is a manager of FFC GP III, LLC. The address of the FFC Entities is 10 Glenville Street, Greenwich, Connecticut 06831.

(3)
Includes 458,794 shares of common stock underlying stock options exercisable within 60 days of March 31, 2015 held by Mr. Pelak. Mr. Pelak is a Senior Industry Executive at WCAS. Mr. Pelak disclaims beneficial ownership of our equity securities owned by WCAS. The address for Mr. Pelak is c/o Welsh, Carson, Anderson & Stowe, 320 Park Avenue, Suite 2500, New York, NY 10022.

(4)
Includes 354,166 shares of common stock underlying stock options and RSUs exercisable within 60 days of March 31, 2015 held by Mr. Major. Also includes 391,758 shares of common stock held by Major Parkwood LLC, an entity over which Mr. Major and his wife share voting and investment power, and 147,448 shares of common stock held by family trusts for which Mr. Major’s wife is a trustee.

(5)	Includes 177,526 shares of common stock underlying stock options exercisable within 60 days of March 31, 2015 held by Dr. Kostuik.
(6)	Includes 269,823 shares of common stock underlying stock options and RSUs exercisable within 60 days of March 31, 2015 held by Mr. Cole.
(7)	Includes 4,801 shares of common stock underlying stock options exercisable within 60 days of March 31, 2015 held by Mr. Brodnax.
(8)
Includes 16,324 shares of common stock underlying stock options exercisable within 60 days of March 31, 2015 held by Mr. Ranelli. Also includes 13,003 shares held by a family trust in which Mr. Ranelli’s wife is the trustee.

(9)
Mr. Queally is a general partner and Co-President at WCAS. Mr. Queally disclaims beneficial ownership of any shares of our equity securities owned by WCAS. The address for Mr. Queally is c/o Welsh, Carson, Anderson & Stowe, 320 Park Avenue, Suite 2500, New York, NY 10022.

(10)
Mr. Traynor is a general partner and investment professional at WCAS. Mr. Traynor disclaims beneficial ownership of any shares of our equity securities owned by WCAS. The address for Mr. Traynor is c/o Welsh, Carson, Anderson & Stowe, 320 Park Avenue, Suite 2500, New York, NY 10022.

(11)
Mr. Ferrer is a manager of FFC GP III, LLC. Mr. Ferrer disclaims beneficial ownership of any shares of our equity securities owned by the FFC Entities. The address for Mr. Ferrer is c/o 10 Glenville Street, Greenwich, Connecticut 06831.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Merger Agreement
On August 12, 2010, K2M Group Holdings, Inc. (formerly known as Altitude Group Holdings, Inc.), an entity controlled by our pre-IPO owners, entered into an Agreement and Plan of Merger with K2M, Inc. and Altitude Merger Sub, Inc., pursuant to which K2M Group Holdings, Inc. acquired the equity of K2M, Inc. through the merger of Altitude Merger Sub, Inc. with and into K2M, Inc. Upon the closing of such transaction, K2M, Inc. and its stockholders were paid total cash consideration of approximately $169.4 million, of which $14.9 million was placed in escrow. In addition, the stockholders were entitled to receive additional cash consideration if our core business revenues (as defined in the merger agreement, as amended) during the four fiscal years ending on December 31, 2014 exceeded specific targets. In February 2012, $8.5 million was released from escrow and distributed to the previous holders of equity securities of K2M, Inc. In December 2012, an amendment to the merger agreement was executed for the purposes of (1) releasing and distributing all remaining escrow cash to the previous holders of equity securities of K2M, Inc. and (2) paying $0.5 million to eligible equity holders as settlement of all future contingent consideration obligations, thereby eliminating any contingent consideration obligation that was provided for pursuant to the merger agreement. Additionally, certain eligible equity holders were given the right to receive additional contingent merger consideration of $7.5 million if a qualifying event (as defined in the merger agreement, as amended) occurred on or prior to June 30, 2013, and $3.5 million if a qualifying event (as defined in the merger agreement, as amended) occurred after June 30, 2013 but before January 1, 2014, each of which lapsed when no such qualifying event occurred.
Amended and Restated Resources Group Management Services Agreement
On August 12, 2010, in connection with our purchase by our Sponsor, we entered into a Management Services Agreement with an affiliate of our Sponsor, which agreement was amended and restated on August 8, 2013. Pursuant to this agreement, we paid our Sponsor a fee for management, consulting, strategic, financial and other advisory services provided to us and our subsidiaries. Pursuant to this agreement, we paid a quarterly fee equal to $75,000 through December 31, 2010, a quarterly fee equal to $125,000 from January 1, 2011 through June 30, 2013 and a quarterly fee equal to $262,500 on and after July 1, 2013. We also agreed to indemnify and pay all expenses of our Sponsor incurred in connection with the services provided under this agreement and in connection with our Sponsor’s investments in us and our subsidiaries. This agreement terminated upon consummation of the IPO. Indemnification and certain other provisions survived the termination of the agreement.
Series B Preferred
In 2011, we issued 2,624,672 shares of our Series B redeemable convertible preferred stock ("Series B Preferred") WCAS for $10.0 million.
In 2012, we issued (1) 131,234 shares of our Series B Preferred to WCAS for $500,000, (2) 251,511 shares of our Series B Preferred to FFC for $958,256, (3) 65,617 shares of our Series B Preferred to the Lisa Ranelli Trust, a trust in which the wife of our Director, Raymond A. Ranelli, is the trustee and the daughter of Mr. Ranelli is the beneficiary, for $250,000, (4) 65,617 shares of our Series B Preferred to our director, Brett P. Brodnax, for $250,000, (5) 45,977 shares of our Series B Preferred to our Chief Medical Officer and Director, Dr. John P. Kostuik, for $175,172 and (6) 144,357 shares of our Series B Preferred to Parkwood, L.L.C. for $550,000.
In 2013, we issued (1) 2,624,672 of our Series B Preferred to WCAS for $10.0 million, (2) 246,583 shares of our Series B Preferred to FFC for $939,481 and (3) 101,050 shares of our Series B Preferred to Parkwood, L.L.C. for $385,000.
Parkwood, L.L.C. is an entity affiliated with our President, Chief Executive Officer and Director, Mr. Eric D. Major, and Mr. Major’s father-in-law, Lewis Parker. Subsequent to the transactions described above, Parkwood L.L.C. distributed all of our securities that it held to its members, including Major Parkwood LLC, an entity over which Mr. Major and his wife share voting and investment power. The pecuniary interests in Major Parkwood LLC are held by family trusts, family members (including Mr. Lane Major, our Chief Strategy Officer) and the descendants of Mr. Eric Major and his wife.
Concurrent with the closing of the IPO, the outstanding shares of the Series A redeemable convertible preferred stock ("Series A Preferred") and Series B Preferred were converted on a 2.43-to-1 basis into 5,577,016 shares of common stock. Following the closing of the IPO, there were no shares of preferred stock outstanding.
In May 2014, we used a portion of the net proceeds from the IPO to pay all accrued and unpaid dividends on the Series A Preferred and Series B Preferred, which resulted in payments of $16,459,393 to WCAS, $1,637,475 to FFC, $87,788 to the Lisa Ranelli Trust, $46,305 to Mr. Brodnax, $50,695 to Dr. Kostuik, $107,690 to Major Parkwood LLC and $71,575 to Mr. Parker.

Securities Purchase Agreements
In 2012, we entered into securities purchase agreements with (1) WCAS for the purchase of $5.0 million aggregate principal amount of notes to shareholders (the "Shareholder Notes") and 62,494 shares of common stock for $5.0 million and (2) Parkwood, L.L.C. for the purchase of $300,000 aggregate principal amount of Shareholder Notes and 3,750 shares of our common stock for $300,000.
In 2013, we entered into securities purchase agreements with (1) WCAS for the purchase of $15.0 million aggregate principal amount of Shareholder Notes and 162,458 shares of our common stock for $15.0 million, (2) FFC for the purchase of $1.3 million aggregate principal amount of Shareholder Notes and 14,312 shares of our common stock for $1.3 million and (3) Parkwood, L.L.C. for the purchase of $640,000 aggregate principal amount of Shareholder Notes and 6,823 shares of our common stock for $640,000.
In 2014, we entered into securities purchase agreements with (1) WCAS for the purchase of $15.0 million aggregate principal amount of Shareholder Notes and 107,230 shares of common stock for $15.0 million, (2) FFC for the purchase of $1.3 million aggregate principal amount of Shareholder Notes and 9,535 shares of common stock for $1.3 million and (3) Parkwood, L.L.C. for the purchase of $608,000 aggregate principal amount of Shareholder Notes and 4,346 shares of common stock for $608,000.
The Shareholder Notes bore interest at 10.0% per annum, if paid in cash, or 13.0% per annum, if paid in kind, and would have matured on June 21, 2022.
In May 2014, we used a portion of the net proceeds from the IPO to retire all of the indebtedness outstanding under the Shareholder Notes, which resulted in payments of $36,166,667 to WCAS, $2,735,655 to FFC, $712,451 to Major Parkwood LLC and $440,848 to Mr. Parker and his family trusts.

Other
Mr. Lane Major, our Chief Strategy Officer, is the brother of our President and Chief Executive Officer. Total cash payments made by the Company to Mr. Lane Major, including salary, bonus, tuition reimbursement and escrow payments resulting from equity ownership, for the year ended December 31, 2014, were $449,845. He also received a grant of 23,457 stock options with a fair value of $6.09 per share in 2014 and a grant of 8,642 restricted stock units with a fair value of $15 per share in 2014.
Registration Rights Agreement
Pursuant to a registration rights agreement, we granted our Sponsor the right to cause us, in certain instances, at our expense, to file registration statements under the Securities Act covering resales of our common stock held by them and other stockholders party to that agreement or to piggyback on such registration statements in certain circumstances. As of March 31, 2015, these shares represent approximately 51.1% of our outstanding common stock. These shares also may be sold under Rule 144 under the Securities Act, depending on their holding period and subject to restrictions in the case of shares held by persons deemed to be our affiliates. The registration rights agreement also requires us to indemnify certain of our stockholders and their affiliates in connection with any registrations of our securities.
Related Persons Transaction Policy
Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board of Directors has adopted a written policy on transactions with related persons that is in conformity with the requirements upon issuers having publicly-held common stock that is listed on NASDAQ. Under the policy:

•
any related person transaction, and any material amendment or modification to a related person transaction, must be reviewed and approved or ratified by an approving body comprised of the disinterested and independent members of the Board of Directors or the Audit Committee of the Board of Directors, provided that a majority of the members of the Board of Directors or such committee, respectively, are disinterested; and

•
any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Compensation Committee of the Board of Directors or recommended by the Compensation Committee to the Board of Directors for its approval.

In connection with the review and approval or ratification of a related person transaction:

•
management must disclose to the approving body the name of the related person and the basis on which the person is a related person, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;

•
management must advise the approving body as to whether the related person transaction complies with the terms of our agreements, including the agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;

•
management must advise the approving body as to whether the related person transaction will be required to be disclosed in our applicable filings under the Securities Act or the Exchange Act, and related rules, and, to the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with such Acts and related rules; and

•	management must advise the approving body as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act.

 In addition, the related person transaction policy provides that the approving body, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent,” “outside,” or “non-employee” director, as applicable, under the rules and regulations of the SEC, NASDAQ and the Code.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10 percent of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10 percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this proxy statement anyone who failed to file, on a timely basis, reports required by Section 16(a), during the most recent fiscal year. Based on our review of forms we received or written representations from reporting persons stating that they were not required to file these forms, we believe that during fiscal 2014 all Section 16(a) filing requirements were satisfied on a timely basis.

Stockholder Communications With Our Board of Directors

Stockholders wishing to communicate with our Board of Directors or with the independent members of our Board of Directors as a group may do so by writing to the Board of Directors or to its independent members as a group, and mailing the correspondence to our Senior Vice President and General Counsel at K2M Group Holdings, Inc., 751 Miller Drive SE, Leesburg, VA 20175. Please indicate on the envelope that the correspondence contains a stockholder communication. Our Legal Department will review all incoming stockholder communications and such stockholder communications will be forwarded to the Board of Directors or its independent members, as specified.

Availability of Annual Report

A copy of our 2014 Annual Report on Form 10-K for the year ended December 31, 2014 and our proxy statement, each as filed with the SEC, is available, without charge, by mailing a request to the following address:

K2M Group Holdings, Inc.
Attention: Senior Vice President and General Counsel
751 Miller Drive SE
Leesburg, VA 20175

The Annual Report on Form 10-K and proxy statement are also available under the “Investor Relations” section on our website at http://investors.k2m.com.

Other Business

The Board of Directors does not presently intend to bring any other business before the meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting and described in this proxy statement. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the best judgment of the persons voting such proxies.

*                *                *

K2M GROUP HOLDINGS, INC. 751 MILLER DRIVE SE LEESBURG, VA 20175	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Mailed proxy cards must be received no later than June 15, 2015 to be counted for the Annual Meeting.

If you vote over the Internet or by telephone, please do not mail your card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M92797-P65597	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

K2M GROUP HOLDINGS, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
Proposals to be voted on at our Annual Meeting are listed below along with the Board of Directors' recommendations.
The Board of Directors recommends that you vote FOR each of the nominees listed in Proposal 1 and FOR Proposal 2	☐	☐	☐	_____________________________________
1. Election of Directors
Nominees:
1) Paul Queally
2) Raymond Ranelli
3) Eric D. Major					For	Against	Abstain
2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2015.					☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

______________________________________________________________				_________________________________
Signature [PLEASE SIGN WITHIN BOX] Date				Signatures (Joint Owners) Date

Directions to the 2015 Annual Meeting of Stockholders of K2M Group Holdings, Inc.
Please email our Investor Relations department at ir@k2m.com for directions to the Company's 2015 Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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M92798-P65597

K2M GROUP HOLDINGS, INC.
Annual Meeting of Stockholders
June 16, 2015 8:00 A.M.
This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Luke Miller and Gregory S. Cole, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the 2015 Annual Meeting of Stockholders of K2M GROUP HOLDINGS, INC. to be held on June 16, 2015, at 8:00 A.M. Eastern local time, at Lansdowne Resort located at 44050 Woodridge Parkway, Leesburg, VA 20176, and at any adjournment thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement dated April 29, 2015 and upon all other matters properly coming before said meeting.

This proxy, when properly executed, will be voted in the manner directed on the reverse side. If no such direction is made, this proxy will be voted (1) FOR the election of the nominees to the Board of Directors; and (2) FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2015. This proxy will be voted on any other matters as may properly come before the meeting in accordance with the discretion of the named proxies and agents.

Continued and to be signed on reverse side